UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2007

CALIFORNIA OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-50375

(Commission File Number)

98-0389524

(IRS Employer Identification No.)

#312, 407 – 2nd Street SW, Calgary, AB, T2P 2Y3

(Address of principal executive offices and Zip Code)

403-261-1965

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

On August 7, 2007, we closed a private placement of 363,636 units for gross proceeds of $200,000. Each unit consists of one common share and one common share purchase warrant. Each common share purchase warrant entitles the holder to purchase one additional common share of our company at a price of $0.55 per warrant share until the warrants expire on August 7, 2008.

In the subscription agreement, we agreed that within 60 days after closing we would file with the Securities and Exchange Commission a registration statement on Form SB-2 registering for resale the common shares and the common shares underlying the common share purchase warrants comprising the units that were sold in this private placement.

We issued these Units to one non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on Regulation S promulgated under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA OIL & GAS CORPORATION

/s/ John McLeod

John McLeod,

President, Secretary, Treasurer and Director

Date: August 7, 2007